Exhibit 24(a)

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of FirstEnergy Corp., an Ohio corporation (the “Corporation”), hereby constitutes and appoints Steven E. Strah, President and Chief Executive Officer, K. Jon Taylor, Senior Vice President and Chief Financial Officer, Hyun Park, Senior Vice President and Chief Legal Officer, and Mary M. Swann, Corporate Secretary and Associate General Counsel, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 relating to the registration of common shares of the Corporation for the benefit of certain shareholders of the Corporation, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 13th day of December, 2021.

/s/ Steven E. Strah Steven E. Strah	/s/ K. Jon Taylor K. Jon Taylor
President and Chief Executive Officer and Director	Senior Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

/s/ Jason J. Lisowski Jason J. Lisowski	/s/ Donald T. Misheff Donald T. Misheff
Vice President, Controller and Chief Accounting Officer	Director
(Principal Accounting Officer)

/s/ Michael J. Anderson Michael J. Anderson	/s/ Steven J. Demetriou Steven J. Demetriou
Director	Director

/s/ Lisa Winston Hicks Lisa Winston Hicks	/s/ Julia L. Johnson Julia L. Johnson
Director	Director

/s/ Paul Kaleta Paul Kaleta	/s/ Jesse A. Lynn Jesse A. Lynn
Director	Director

/s/ Thomas N. Mitchell Thomas N. Mitchell	/s/ James F. O’Neil III James F. O’Neil III
Director	Director

/s/ Christopher D. Pappas Christopher D. Pappas	/s/ Luis A. Reyes Luis A. Reyes
Director	Director

/s/ John W. Somerhalder II John W. Somerhalder II	/s/ Andrew Teno Andrew Teno
Director	Director

/s/ Leslie M. Turner Leslie M. Turner	/s/ Melvin D. Williams Melvin D. Williams
Director	Director